EXHIBIT 99.1

INN OF THE MOUNTAIN GODS RESORT AND CASINO
ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER                 AUGUST 26, 2005

Contact Information:

Brian Parrish
Chief Operating Officer
Inn of the Mountain Gods Resort and Casino
Tele:  (505) 464-7004
email: bdparrish@imgresort.com

Mescalero, New Mexico (BUSINESS WIRE)---On August 22, 2005, Richard Williams announced he resigned as Chief Financial Officer of the Inn of the Mountain Gods Resort and Casino ("IMGRC"), a business enterprise of the Mescalero Apache Tribe (the "Tribe"), to pursue other career opportunities. In tendering his resignation, Mr. Williams expressed his enjoyment at the opportunities and challenges afforded to him and wished IMGRC and the Tribe good fortune in the future. IMGRC is actively seeking a replacement for Mr. Williams.

ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO

IMGRC is a business enterprise of the Tribe, a federally recognized Indian tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Tribe including Casino Apache Travel Center, Ski Apache and our new resort, which opened on May 20, 2005, and features a 273-room hotel, a 38,000 square foot casino, a fitness center and indoor swimming pool and a 37,000 square foot convention and special events center, which includes capacity for 17,000 square feet of divisible meeting room space.

FORWARD-LOOKING STATEMENTS

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "except," "scheduled," or "intend" and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in our annual report on Form 10-K filed with the Securities and Exchange Commission on July 28, 2005. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.